 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER. Social security numbers have nine digits separated by two hyphens: i.e., 000-000-000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.


----------------------------------------------------------------- --------------------------------------------------------
For this type of account:         Give the                        For this type of account:          Give the EMPLOYER
                                  SOCIAL SECURITY                                                    IDENTIFICATION
                                  number of--                                                        number of--

----------------------------------------------------------------- --------------------------------------------------------
1. Individual                     The individual                  6. A valid trust, estate, or       The legal entity (4)
                                                                    pension trust
2. Two or more individuals (joint The actual owner of the
  account)                        account, or, if combined funds,
                                  the first individual on the
                                  account (1)
3. Custodian account of a minor   The minor (2)                   7. Corporate                       The corporation
  (Uniform Gift to Minors Act)
4. a. The usual revocable         The grantor-trustee (1)         8. Association, club, religious,   The organization
   savings trust account                                            charitable, educational or
   (grantor is also trustee)                                        other tax-exempt
                                                                    organization
 b. So-called trust account that  The actual owner (1)            9. Partnership                     The partnership
   is not a legal or valid trust
   under state law
5. Sole proprietorship            The owner (3)                   10. A broker or registered         The broker or nominee
                                                                    nominee
                                                                  11. Account with the Department    The public entity
                                                                    of Agricultural in the name
                                                                    of a public entity (such as a
                                                                    state or local government,
                                                                    school district, or prison) that
                                                                    receives agricultural program
                                                                    payments
----------------------------------------------------------------- --------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

OBTAINING A NUMBER
If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE:
   .An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
   .The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
   .An international organization or any agency or instrumentality thereof.
   .A foreign government or any political subdivision, agency or instrumentality thereof.

PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:
   .A corporation.
   .A financial institution.
   .A dealer in securities or commodities required to register in the United
    States, the District of Columbia, or a possession of the United States.
   .A real estate investment trust.
   .A common trust fund operated by a bank under Section 584(a).
   .An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
   .A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
   .A futures commission merchant registered with the Commodity Futures Trading
    Commission.
   .A foreign central bank of issue.
   .A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:
   .Payments to nonresident aliens subject to withholding under Section 1441. .Payments to partnerships not engaged in a trade or business in the United
    States and that have at least one nonresident alien partner.
   .Payments of patronage dividends not paid in money.
   .Payments made by certain foreign organizations.
   .Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:
   .Payments of interest on obligations issued by individuals. (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.)
   .Payments of tax-exempt interest (including exempt-interest dividends under
    Section 852).
   .Payments described in Section 6049(b)(5) to nonresident aliens.
   .Payments on tax-free covenant bonds under Section 1451.
   .Payments made by certain foreign organizations.
   .Mortgage interest paid to you.

CERTAIN PAYMENTS, OTHER THAN PAYMENTS OF INTEREST DIVIDENDS, AND PATRONAGE DIVIDENDS, THAT ARE EXEMPT FROM INFORMATION REPORTING ARE ALSO EXEMPT FROM BACKUP WITHHOLDING. FOR DETAILS, SEE SECTION 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N AND THE REGULATIONS THEREUNDER.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, check the box in "Part 2" on the Substitute Form W-9, sign and date the form and return it to the payer.

If you are a non-resident alien or foreign entity not subject to backup withholding, you must give to the payer the appropriate completed Form W-8 prior to the receipt of any payment.

PRIVACY ACT NOTICE

Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.